Exhibit 99.1


For immediate release For more information, contact:

                                                      Investor Relations
                                                      (972) 699-4055
                                                      Email: investor@xanser.com


               XANSER CORPORATION ANNOUNCES FIRST QUARTER RESULTS


DALLAS, TEXAS (May 9, 2005) - Xanser Corporation (NYSE: XNR) today reported results for the first quarter ended March 31, 2005. Revenues for the quarter were $35.2 million, compared with $32.2 million for the first quarter 2004. The Company reported a net loss of $(2.3) million, compared with net income of $110,000 for the first quarter last year.

"Furmanite, in what is traditionally a light quarter for technical services, delivered a very strong first quarter performance with substantial top and bottom line gains. Furmanite's excellent results helped to mitigate the significant loss in Xtria," said John R. Barnes, chairman, president and CEO of Xanser Corporation. "While we anticipated a light first quarter for the company overall, with limited contribution from Xtria, it is deeply frustrating and disappointing that Xtria went so far off course that it would lose $2.7 million. In essence, Xtria's focus changed from our proven IT services strategy to one of making what amounted to low margin, large revenue equipment sales with little services attached. And, to make matters worse, spending increased substantially and a large infrastructure was added. As soon as this redirection became apparent, we stepped in and put a halt to it. We are directing Xtria back to our strategy and doing what is necessary to get the business back on course. We plan to reduce the loss for the second quarter, and we are very confident we will see Xtria return to profitability. The fact remains that Xtria's core business is solid and our strategy for the company is sound. Xtria is a business with the capacity and capability to be a significant contributor to Xanser long-term."


BUSINESS SEGMENT REVIEW

Information Technology Services - Xtria

Revenues in the Company's information technology services business, Xtria, were $4.5 million for the first quarter, compared with $5.2 million for the same period in 2004. Xtria's operating loss was $(2.7) million for the first quarter 2005, compared with a flat first quarter 2004.

"The core business of Xtria is based on expertise and proven experience in the delivery of IT services, particularly in the healthcare and government markets, and a suite of specialized services that have excellent market positions and opportunities. We are going back to the basics in building and managing this business for long-term, sustainable growth," said Mr. Barnes.

Xtria is an information technology services provider for the healthcare and government markets through focused offerings of solutions, services and systems. In the healthcare market, Xtria provides managed service solutions for the implementation and management of Picture Archiving Communications Systems
(PACS). For agencies of the federal, state and local government, Xtria provides information technology services. With established intellectual capital and product knowledge, Xtria's market-focused operations have many years of experience and a track record of success in the healthcare and government markets. Its website is www.xtria.com.

Technical Services - Furmanite

Revenues in the Company's technical services business, Furmanite, increased to $30.7 million for the first quarter 2005, compared with $27.0 million for the same period in 2004. Furmanite's operating income increased to $1.5 million for the first quarter 2005, compared with $1.1 million for the first quarter 2004.

"Furmanite started 2005 with a strong performance in what is traditionally a light quarter in our business. We increased revenue by 14 percent, and operating income by 34 percent. We're pleased with our results this quarter, and we see an excellent year ahead for Furmanite," said Jeff Chick, president of Furmanite.

Furmanite's business is the protection and management of its customers' critical assets, and the company's technical and technological capabilities help to assure that customers' critical assets are on line and performing for maximum profit. 2004 marked 75 years of Furmanite serving industry worldwide. Today, Furmanite is recognized as `the' worldwide expert in the field of on-site and on-line plant and pipeline maintenance. Furmanite's single mission and business goal is to maximize asset uptime for customers. Specifically, everything Furmanite does directly relates to keeping an asset on-line, productive and profitable; be it a pipeline, a plant, or personnel. Furmanite ensures asset productivity and profitability for a variety of industries -- chemical and petrochemical, oil and gas, power generation, pulp and paper, pharmaceutical, and national defense. This commitment to excellence, coupled with Furmanite's broad array of services and proprietary technology, is a critical component to the operation and financial success of some of the world's largest process manufacturers and energy producers and suppliers including Shell, ExxonMobil, Sun Oil, Dominion, Exelon, Cinergy, Entergy and Reliant. Furmanite has more than 40 offices on five continents. Its website is www.furmanite.com


ABOUT   XANSER    CORPORATION

Xanser Corporation (NYSE: XNR) provides technology-based and technical services worldwide. Headquartered in Dallas, Texas, Xanser's operations consist of an information technology services company, Xtria, and an international technical services firm, Furmanite. Xtria provides a portfolio of innovative technology solutions to the healthcare and government markets. Combining its deep market expertise with specialized technology, Xtria partners with its clients to set the standard for managing mission critical processes in information-intensive environments. Xtria has a legacy of enabling organizations to power their businesses, while mitigating the risks associated with change. Furmanite, one of the world's largest specialty technical services companies, delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite's diverse, global customer base includes offshore drilling operations, pipelines, refineries and power generation facilities, chemical and petrochemical plants, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 40 offices on five continents. For more information, visit www.xanser.com.


Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

                                       ###

                               XANSER CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                               Three Months
                                                              Ended March 31,
                                                           --------------------
                                                             2005        2004
                                                           --------    --------
Revenues:
        Services                                           $ 34,391    $ 31,841
        Products                                                780         323
                                                           --------    --------
              Total revenues                                 35,171      32,164
                                                           --------    --------
Costs and expenses:
        Operating costs                                      34,794      29,962
        Cost of products sold                                   572         181
        Depreciation and amortization                           978         879
        General and administrative                              791         752
                                                           --------    --------
              Total costs and expenses                       37,135      31,774
                                                           --------    --------

Operating income (loss)                                      (1,964)        390

Interest and other income, net                                   96          34

Interest expense                                               (282)       (239)
                                                           --------    --------
Income (loss) before income taxes                            (2,150)        185

Income tax expense                                             (155)        (75)
                                                           --------    --------
Net income (loss)                                          $ (2,305)   $    110
                                                           ========    ========
Earnings (loss) per common share - Basic and Diluted       $  (0.07)   $    -
                                                           ========    ========

                               XANSER CORPORATION
                            SUPPLEMENTAL INFORMATION
                                 (In thousands)
                                  (Unaudited)

                                                               Three Months
                                                              Ended March 31,
                                                           --------------------
                                                             2005        2004
                                                           --------    --------
Revenues:
        Technical services                                 $ 30,659    $ 26,982
        Information technology services                       4,512       5,182
                                                           --------    --------
                                                           $ 35,171    $ 32,164
                                                           ========    ========

Operating income (loss):
        Technical services                                 $  1,531    $  1,140
        Information technology services                      (2,704)          2
        General and administrative expenses                    (791)       (752)
                                                           --------    --------
                                                           $ (1,964)   $    390
                                                           ========    ========